SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2006:

Fund	Shareholder

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund
GMO Alternative Asset Opportunity Fund	GMO World Equity Allocation Fund

GMO Core Plus Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Bond Fund	Evergreen Asset Allocation Fund

GMO Currency Hedged International Equity Fund	Evergreen Asset Allocation Fund

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Fund

GMO Emerging Country Debt Share Fund	Fidelity Investments Institutional
GMO Emerging Country Debt Share Fund	Sprint Corporate Master Trust

GMO Emerging Markets Quality Fund	Evergreen Asset Allocation Fund

GMO Foreign Small Companies Fund	Virginia Retirement System

GMO Global Balanced Asset Allocation Fund	State Street Bank & Trust Company as Trustee for Northrop Grumman Defined Contribution Plans

GMO Global Bond Fund	Fresno County Employees' Retirement Association
GMO Global Bond Fund	General Retirement System of The City Detroit

GMO Global Growth Fund	GMO Global Growth Fund

GMO Inflation Indexed Bond Fund	Evergreen Asset Allocation Fund

GMO Intrinsic Value Fund	John Hancock Life Insurance Company

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Fund	GMO Core Plus Bond Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO Taiwan Fund	Pension Reserves Investment Trust

GMO Tax-Managed US Equity Fund	Northern Trust Co. FBO Edgar M Bronfman

GMO Tobacco-Free Core Fund	Memorial Sloan-Kettering Cancer Center

GMO World Opportunity Equity Allocation Fund	The Hershey Foods Corporation Master Retirement Trust
GMO World Opportunity Equity Allocation Fund	Wells Fargo Bank NA FBO Buck Leonard & Beryl

GMO World Opportunity Overlay Fund	GMO Core Plus Bond Fund

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period March 1, 2005 through February 28, 2006:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Fund
GMO Developed World Stock Fund	Baystate Health System Inc
GMO Developed World Stock Fund	Baystate Health System Inc Pension Trust
GMO International Growth Fund	Evergreen Asset Allocation Fund
GMO Intrinsic Value Fund	Corning Retirement Master Trust
GMO Real Estate Fund	Evergreen Asset Allocation Fund
GMO Strategic Balanced Allocation Fund	The Loomis Institute
GMO U.S. Quality Equity Fund	Evergreen Asset Allocation Fund
GMO World Opportunity Equity Allocation Fund	A Rising Tide The Greater Kansas City Health Care Foundation